Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (the “Agreement”) is made and entered into as of the 2nd day of July, 2007 by and between Transmeta Corporation, a Delaware corporation (the “Company”), and Advanced Micro Devices, Inc., a Delaware corporation, and shall be effective as of the Closing (as such term is defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement.
     The parties hereby agree as follows:
     1. Certain Definitions.
     As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.
     “AMD” shall mean Advanced Micro Devices, Inc. and any Affiliate or permitted transferee of AMD who is a subsequent holder of any Registrable Securities.
     “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
     “Common Stock” shall mean the Company’s common stock, par value $0.00001 per share, and any securities into which such shares may hereinafter be reclassified.
     “Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.
     “Purchase Agreement” shall mean the Stock Purchase Agreement, dated as of July 3, 2007, by and between the Company and AMD.
     “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.
     “Registrable Securities” shall mean (i) the Common Stock issuable or issued upon conversion of the Shares and (ii) any Common Stock issued or issuable with respect to or in exchange for Registrable Securities, excluding any Registrable Securities sold by a person in a transaction in which his, her or its rights under this Agreement are not assigned to the purchaser; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by AMD pursuant to Rule 144(k).
     “Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     “Rule 144” means Rule 144 as promulgated by the SEC under the 1933 Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.
     “Rule 145” means Rule 145 as promulgated by the SEC under the 1933 Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.
     “SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.
     “Shares” means the shares of Series B Preferred Stock issued pursuant to the Purchase Agreement.
     “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     2. Registrations.
          (a) Demand Registration. If, at any time following July 3, 2008, the Company shall receive from AMD a written request to register the Registrable Securities, the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to AMD and its counsel prior to its filing or other submission.
          (b) Piggyback Registration. If the Company shall determine to register any of its securities for its own account other than (A) a registration relating solely to employee benefit plans, (B) a registration relating solely to a Rule 145 transaction or (C) a registration on any registration form that does not permit secondary sales, the Company will: (i) promptly deliver to AMD written notice thereof and (ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request made by AMD and delivered to the Company within ten (10) days after the written notice is delivered by the Company. Such written request may include all or a portion of the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to AMD and its counsel prior to its filing or other submission. If the registration of which the Company gives notice is for a registered offering involving an underwriting, the Company shall so advise AMD as a part of the written notice given pursuant to this Section 2(b). In such event, the right of AMD to registration pursuant to this Section 2(b) shall be conditioned upon AMD’s participation in such underwriting and the inclusion of AMD’s Registrable Securities in the underwriting to the extent provided herein. If AMD participates in such underwriting, AMD shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

Notwithstanding any other provision of this Section 2(b), if, in an underwritten offering, the Company, upon advice of the underwriter, advises AMD in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting may be reduced by the Company to an amount that, together with the number of shares that the Company shall determine to register in that registration and underwriting for the account of one or more other security holder or holders, shall not be less than forty percent (40%) of the securities included in such registration and underwriting, with the number of shares of Registrable Securities and shares held by other security holders included in that registration and underwriting to be allocated among the holders thereof on a pro rata basis according to the number of shares requested by each such holder to be included in that registration and underwriting.
               (c) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and reasonable expenses of one counsel to AMD, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.
               (d) Effectiveness.
               (i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify AMD by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide AMD with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.
               (ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company by suspending the use of any Prospectus included in any registration contemplated by this Section 2 containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify AMD in writing of the existence of (but in no event, without the prior written consent of AMD, shall the Company disclose to AMD any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise AMD in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.
     3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:
               (a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time have been sold and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) (the “Effectiveness Period”) and advise AMD in writing when the Effectiveness Period has expired;
               (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;
               (c) provide copies to and permit counsel designated by AMD to review the Registration Statement and all amendments and supplements thereto no fewer than five (5) Business Days prior to their filing with the SEC and duly consider comments made by such counsel thereon;
               (d) furnish to AMD and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) an electronic copy of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as AMD may reasonably request in connection with the disposition of the Registrable Securities owned by AMD that are covered by the related Registration Statement;
               (e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;
               (f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with AMD and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by AMD and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

               (g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;
               (h) immediately notify AMD, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of AMD, promptly prepare and furnish to AMD an electronic copy of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and
               (i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).
               (j) With a view to making available to AMD the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit AMD to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to AMD upon request, as long as AMD owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail AMD of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
     4. Due Diligence Review; Information. In the event that AMD notifies the Company that it is reasonably necessary for AMD to conduct a due diligence review of the Company for the purpose of availing itself of any defense to liability provided under Section 11 or Section 12 of the 1933 Act, the Company shall make available, during normal business hours, for inspection and review by AMD and its advisors, all financial and other records, all filings made with the SEC and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by AMD or any such advisor in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling AMD and such advisors to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.
               The Company shall not disclose material nonpublic information to AMD or its advisors pursuant to this Section 4 unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides AMD or its advisors with the opportunity to accept or refuse to accept such material nonpublic information for review and, if AMD wishes to obtain such information, AMD enters into an appropriate confidentiality agreement with the Company with respect thereto.
     5. Obligations of AMD.
               (a) AMD shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify AMD of the information the Company requires from AMD for AMD to have the Registrable Securities included in the Registration Statement. AMD shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement.
               (b) AMD agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder.
               (c) AMD agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(d)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, AMD will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until AMD’s receipt of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective, if applicable, or until the termination of an Allowed Delay, and, if so directed by the Company, AMD shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in AMD’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

     6. Indemnification.
               (a) Indemnification by the Company. The Company will indemnify and hold harmless AMD and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls AMD within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, the Prospectus or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on AMD’s behalf and will reimburse AMD, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by it as incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided further, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by AMD or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.
               (b) Indemnification by AMD. AMD agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by AMD to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto; provided, however, that the indemnity agreement contained in this subsection 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of AMD (which consent shall not be unreasonably withheld). In no event shall the liability of AMD be greater in amount than the dollar amount of the proceeds (net of all expense paid by AMD in connection with any claim relating to this Section 6 and the amount of any damages AMD has otherwise been required to pay by reason of such untrue statement, alleged untrue statement, omission or alleged omission) received by AMD upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
     (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within five (5) Business Days after written notice thereof and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
               (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of AMD be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

     7. Financial Information. The Company will furnish to AMD the following reports:
               (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied, all in reasonable detail and certified by independent public accountants of national standing selected by the Company. So long as the Company is required to file reports under the 1934 Act and files in a timely manner such reports with the SEC, the Company may provide written notice to AMD of the filing of its Annual Report on Form 10-K to satisfy the foregoing delivery requirement.
               (b) As soon as practicable after the end of each of the first three quarters of each calendar year, and in any event within forty-five (45) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each quarter, and consolidated statements of income and cash flow for such period. With respect to the financial statements called for in this Section 7(b), the Company shall deliver an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present, in all material respects, the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment. So long as the Company is required to file reports under the 1934 Act and files in a timely manner such reports with the SEC, the Company may provide written notice to AMD of the filing of its Quarterly Report on Form 10-Q to satisfy the foregoing delivery requirement.
               (c) In the event the Company is no longer filing reports under the 1934 Act, as soon as practicable, but in any event within fifteen (15) days prior to the end of each quarter of each fiscal year of the Company, the monthly consolidated financial statements (balance sheet (unaudited), income statement (unaudited) and statement of cash flows (unaudited)) for the first two months of such quarter. The monthly consolidated financial statements of the last month of each fiscal quarter shall be provided to AMD within fifteen (15) days following the end of such fiscal quarter.
               (d) In the event the Company is no longer filing reports under the 1934 Act, AMD shall have the right to receive such other information relating to the financial condition of the Company as AMD or any assignee of AMD may from time to time reasonably request and discuss the Company’s affairs, finances and accounts with its appropriate officers, all at such reasonable times as may be requested by AMD; provided, however, that the Company shall not be obligated pursuant to this Section 7(d) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.
     8. Transfer of Registration Rights. The rights to cause the Company to register securities granted by this Agreement may be transferred or assigned in writing by AMD to a transferee or assignee, provided that such transfer or assignment is effected in accordance with the terms of this Agreement and applicable securities laws; and provided further, that the Company is given written notice of such transfer at the time of such transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned.
     9. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of AMD, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights the terms of which would either materially and adversely impact the rights of AMD under this Agreement or require the Company to violate the provisions of this Agreement.
     10. Miscellaneous.
               (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and AMD. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of AMD.
               (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Purchase Agreement.
               (c) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of AMD and its successors and assigns.
               (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of AMD; provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of AMD, after notice duly given by the Company to AMD.
               (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
               (f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.
               (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
               (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.
               (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
               (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.
               (k) Termination. This Agreement shall terminate and be of no further force or effect upon the consummation of a Liquidation (as such term is defined in the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Transmeta Corporation) which results in proceeds to the Company’s stockholders consisting solely of cash and/or publicly-traded securities.
               (l) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Santa Clara County and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Transmeta Corporation, a Delaware Corporation
By:	/s/ Lester M. Crudele
Name:	Lester M. Crudele
Its:	President and Chief Executive Officer
Date:	July 2, 2007

Advanced Micro Devices, Inc., a Delaware corporation
By:	/s/ Derrick R. Meyer
Name:	Derrick R. Meyer
Its:	President and Chief Operating Officer
Date:	July 2, 2007

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